JOHN HANCOCK FUNDS III
AMENDMENT TO ADVISORY AGREEMENT
     AMENDMENT made this 1st day of October, 2009, to the Advisory Agreement dated July 1, 2009, between John Hancock Funds III, a Massachusetts business trust (the “Trust”), and John Hancock Investment Management Services, LLC, a Delaware limited liability company. In consideration of the mutual covenants contained herein, the parties agree as follows:
1.	CHANGE IN APPENDIX A
     Appendix A of the Agreement, which relates to Section 4 of the Agreement, “Compensation of Adviser,” is hereby amended for each of the following series of the Trust (each a “Fund’), as shown in Appendix A hereto:
John Hancock Classic Value Mega Cap Fund
John Hancock Disciplined Value Fund
John Hancock Global Shareholder Yield Fund
John Hancock International Core Fund
John Hancock International Growth Fund
John Hancock U.S. Core Fund
2.	EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3.	DEFINED TERMS
     Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.
4.	OTHER TERMS OF THE AGREEMENT
     Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

JOHN HANCOCK FUNDS III,
on behalf of its series listed in Appendix A to this Amendment

By:	/s/Keith F. Hartstein Keith F. Hartstein
President and Chief Executive Officer
JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/Keith F. Hartstein Keith F. Hartstein
President and Chief Executive Officer

Appendix A

	First	Next	Excess over
	$2.5 billion	$2.5 billion	$5 billion
Fund	of Net Assets	of Net Assets	of Net Assets
John Hancock Classic Value Mega Cap Fund	0.790%	0.780%	0.770%

					Excess
	First	Next	Next		over
	$500	$500	$500	Next	$2.5
	million	million	million	$1 billion	billion
	of Net	of Net	of Net	of Net	of Net
Fund	Assets	Assets	Assets	Assets	Assets
John Hancock Disciplined Value Fund	0.750%	0.725%	0.700%	0.675%	0.650%

	First	Next	Excess over
	$500 million	$500 million	$1 billion
Fund	of Net Assets	of Net Assets	of Net Assets
John Hancock Global Shareholder Yield Fund	0.875%	0.850%	0.800%

Excess
	First	Next	Next	Next	Next	over
	$100	$900	$1	$1	$1	$4
	million	million	billion	billion	billion	billion
	of	of	of	of	of	of
	Net	Net	Net	Net	Net	Net
Fund	Assets	Assets	Assets	Assets	Assets	Assets
John Hancock International Core Fund	0.920%	0.895%	0.880%	0.850%	0.825%	0.800%

Excess
	First	Next	Next	Next	Next	over
	$100	$900	$1	$1	$1	$4
	million	million	billion	billion	billion	billion
	of	of	of	of	of	of
	Net	Net	Net	Net	Net	Net
Fund	Assets	Assets	Assets	Assets	Assets	Assets
John Hancock International Growth Fund	0.920%	0.895%	0.880%	0.850%	0.825%	0.800%

A-1

	First	Next			Excess
	$500	$500	Next	Next	over
	million	million	$1 billion	$1 billion	$3 billion
	of Net	of Net	of Net	of Net	of Net
Fund	Assets	Assets	Assets	Assets	Assets
John Hancock U.S. Core Fund	0.780%	0.760%	0.750%	0.740%	0.720%

A-2